KPMG

                   Stamford Square                      Telephone 203 356 9800
                   3001 Summer Street                   Fax 203 967 3503
                   Stamford, CT  06905





         January 25, 2001



         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington, DC    20549

         Ladies and Gentlemen:

         We were previously principal accountants of AMBI Inc. and, under the date of September 15, 2000, we reported on the consolidated financial statements of AMBI Inc. and subsidiaries as of and for the years ended June 30, 2000 and 1999. On January 18, 2001, our appointment as principal accountants was terminated. We have read AMBI Inc.'s statements included under Item 4 of its Form 8-K dated January 25, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with AMBI Inc.'s statement that the change was approved by the audit committee of the board of directors.

         Very truly yours,


         /s/ KPMG LLP
         ------------------------








         Cc:  Mr. Ben Sporn, General Counsel (AMBI Inc.)




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